EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM T-1

                 FOR STATEMENTS OF ELIGIBILITY AND QUALIFICATION
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             BOATMEN'S TRUST COMPANY
- --------------------------------------------------------------------------------
              (Exact name of Trustee as specified in its charter)

                                    Missouri
- --------------------------------------------------------------------------------
                (State of incorporation if not a national bank)

                                   43-0497480
- --------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                 510 Locust Street
                St. Louis, Missouri                            63101
- --------------------------------------------------  ----------------------------
(Address of Trustee's principal executive offices)           (Zip Code)

                        AMVESTORS FINANCIAL CORPORATION
- -------------------------------------------------------------------------------
               (Exact name of Obligor as specified in its charter)

                                     KANSAS
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         (State or other jurisdiction of incorporation or organization)

                                   48-1021516
- -------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

              415 Southwest 8th Avenue
                      Topeka, KS                               66603
- --------------------------------------------------  ----------------------------
(Address of principal executive officers)                   (Zip Code)

                 3% Convertible Subordinated Debentures due 2003
- ------------------------------------------------------------------------------
                       (Title of the Indenture securities)

                                     GENERAL

Item 1.  General information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

                         Missouri State Finance Department
                         Jefferson City, Missouri

                         Auditor of Public Accounts
                         Banking Department, Trust Division
                         State of Illinois
                         Springfield, Illinois

         To determine compliance with the Bank Holding Company Act of 1956, as amended, and regulations thereunder.

                         Board of Governors
                         Federal Reserve System
                         Washington, D. C.

(b)      Whether it is authorized to exercise corporate trust powers.

                                       Yes

Item 2.  Affiliations with Obligor and Underwriters.

If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                                      None

Item 16.  List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility and qualification.

       *Exhibit 1.   A copy of articles of association of the trustees
                     as now in effect.

       *Exhibit 2.   A copy of the certificate of authority of the
                     trustees to commence business.

       *Exhibit 3.   A copy of the authorization of the trustee to
                     exercise corporate trust powers.

      **Exhibit 4.   A copy of the existing by-laws of the trustee.

        Exhibit 5.   Inapplicable.

       *Exhibit 6.   The consents of the trustee required by Section 321 (b)
                     of the Act.

        Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to the law or the requirements of its supervising or examining authority.

    *Exhibits 1, 2, 3, and 6 above are incorporated by reference to Exhibits T-1A(a), T-1A(b), T-1A(c), and T-1D, respectively, heretofore filed with the Securities and Exchange Commission under its File No. 2-4751, to which there have been no subsequent amendments or other changes. The Commission has been requested by letter dated May 10, 1966 to classify these exhibits as basic documents under Rule 24(b) of the SEC Rules of Practice.

   **Exhibit 4 above is incorporated by reference to Exhibit T-1B heretofore filed with the Securities and Exchange Commission under its File No. 2-23262 to which there have been no subsequent amendments or other changes.

                                    SIGNATURE

       Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, BOATMEN'S TRUST COMPANY, a corporation organized and existing under the laws of Missouri, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Louis, and State of Missouri, on the 13th day of August, 1996.

                                        BOATMEN'S TRUST COMPANY
                                        TRUSTEE

                                        By:/s/ Jerry Rector
                                           -------------------------------------
                                           J. Rector
                                           Vice President
                                             and Assistant Secretary

                                    Exhibit 6
                               CONSENT OF TRUSTEE

       Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the Debentures of AmVestors Financial Corporation, we hereby consent that reports of examinations of federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                        BOATMEN'S TRUST COMPANY
                                        TRUSTEE

                                        By:/s/ Jerry Rector
                                           -------------------------------------
                                           J. Rector
                                           Vice President
                                             and Assistant Secretary
Dated: 13th day of August, 1996

                                    Exhibit 7
                               REPORT OF CONDITION

    Consolidating subsidiaries of the Boatmen's Trust Company in the State of Missouri, at the close of business on June 30, 1996, published in response to call made by the State of Missouri, Division of Finance.

                                  TRUST COMPANY
                               REPORT OF CONDITION

Report at close of business date: June 30, 1996
                                  ----------------------------------------------
Boatmen's Trust Company
- ----------------------------------------
Legal Title of Trust Company

St. Louis                       n/a, Missouri                    18
- ------------------------------  -------------------------------  ---------------
City                            County                           Charter Number

OFFICER'S STATEMENT

    We, the undersigned officers attest to the correctness of this Report of Condition and Income (including supporting schedules) and declare it has been examined by us and to the best of our knowledge and belief is true and correct.

/s/ V. Raymond Stranghoener
- ----------------------------------------------
Signature of Officer Authorized to Sign Report

V. Raymond Stranghoener, Executive Vice President
- ----------------------------------------------
Typed or printed name and title

7-18-96                          314-466-3345
- -------------------------------- -----------------------------------------------
Date of signature                (Area code) Telephone number

/s/ Mary Jane Block
- ----------------------------------------------
Signature of Officer Authorized to Sign Report

Mary Jane Block, Executive Vice President
- ----------------------------------------------
Typed or printed name and title

7-17-96
- --------------------------------
Date of Signature

DIRECTORS' ATTEST

    We, the undersigned directors, attest to the correctness of this Report of Condition and Income (including supporting schedules) and declare it has been examined by us and to the best of our knowledge and belief is true and correct.

/s/ Gordon E. Wells                    /s/ Howard F. Baer
- -------------------------------------  -----------------------------------------
Signature of Director                  Signature of Director

/s/ John P. McCarthy
- -------------------------------------
Signature of Director

NOTARIZED
                     State of Missouri City of St. Louis. ss:

(Notary Seal)        Sworn and subscribed before me this 18th day of July, 1996

                     /s/ Theresa Oehler
                     -----------------------------------------------------------
                     Notary Public
                     My commission expires 4-3-98

     Boatmen's Trust Company                                              Page 2
- ---------------------------------
  Legal Title of Trust Company

                                  TRUST COMPANY
                               REPORT OF CONDITION

Report at the close of business: June 30, 1996

Include the institution's subsidiaries. All schedules are to be reported in thousands of dollars. Report the amount outstanding on the last day of the quarter.


SECTION A - BALANCE SHEET                                                     thousands of dollars
ASSETS
1. Cash and balances due from depository institutions...........................             2,698
2. Securities
              a. Held to Maturity (must equal Part 1, item 6)...................             9,625
              b. Available-for-sale securities (must equal Part 1, item 6)......            64,260
3. Assets held in trading accounts..............................................              none
4. Premises and fixed assets (including capitalized leases).....................            46,183
5. Other assets (describe amounts that exceed 25% of this item).................           213,562
              a. Fed funds sold.................................................  125,550
              b. Accrued Trust Fees.............................................   26,519
                                                                                          ---------
6. Total Assets (sum of items 1 through 5)......................................           336,328
                                                                                          =========
LIABILITIES
7. Accounts Payable.............................................................                18
8. Taxed Payable................................................................             2,919
9. Other liabilities for borrowed money.........................................            25,774
10. Other liabilities (describe amounts that exceed 25% of this item) ..........           139,261
              a. Customer deposits..............................................  129,060
              b.
              c.
                                                                                          ---------
11. Total liabilities...........................................................           167,972
                                                                                          =========
EQUITY CAPITAL
12. Preferred stock.............................................................
13. Common stock................................................................            70,060
14. Surplus.....................................................................            41,440
15. a. Undivided profits........................................................           116,802
    b. Net unrealized holding gains (losses) on available for sale securities...             3,054
16. Total equity capital (sum of items 12 through 15b)..........................           168,356
                                                                                          ---------
17. Total Liabilities and Equity Capital (sum of items 11 and 16)...............           336,328
                                                                                          =========

                                                                          Page 3
                                  TRUST COMPANY
                               REPORT OF CONDITION
                                                                           thousands of dollars
PART 1 - SECURITIES (Exclude assets held in                        Held-to-Maturity Available-for-sale
trading accounts)

1. U.S. Treasury Securities........................................           none              3,923
2. U.S. Government Agency and Corporate Obligations................           none               none
3. Securities issued by states and political subdivisions in the
   U.S.............................................................           none              2,730
4. Other bonds, notes and debentures...............................          9,296               none
5. Corporate Stock [Inc. mutual funds - var nav of $15,006]........            329             57,607
6. Total(sum of items 1 through 5) (Totals must equal Section A,
   items 2a and 2b)................................................          9,625             64,260
MEMORANDUM (included in above items)                                            --                 --
7. Mortgage derivative products and collateralized mortgage
   obligations.....................................................           none               none
8. Market value of held-to-maturity securities (item 6 above)......          9,840                 --


                                                 thousands of dollars

PART 2 - CHANGES IN EQUITY CAPITAL                Preferred    Common   Surplus  Undivided     Total
Utilize calendar year-to-date                       Stock      Stock              Profits     Equity
figures.  Indicate decreases and                    (Par        (Par                          Capital
losses in parentheses.                             Value)      Value)                          (Line
                                                                                              Total)

1. Balance at end of previous year                    none       7,060   6,440     111,897    125,397
2. Net income (loss) (Must equal
   Section B, item 11)......................            --          --      --      17,334     17,334
3. Changes in net unrealized holding
   gains (losses) on available-for-sale
   securities...............................            --          --      --       1,505      1,505
4. Sale, conversion, acquisition, or
   retirement of capital....................
5. Changes incident to business
   combinations.............................
6. LESS: Cash dividends declared
   on preferred stock.......................            --          --      --
7. LESS: Cash dividends declared on common
   stock....................................            --          --      --    (10,808)   (10,808)

Other increases (decreases) - itemize                                   35,000                 35,000

Balance at end of current                             none       7,060  41,440     119,856    168,356
period.  (Total equity capital
must equal Section A, item 16)


PART 3 - OFF-BALANCE SHEET ACTIVITIES                                  thousands
                                                                          of
                                                                        dollars

1. Securities borrowed or lent; Commitments to purchase or sell         none
   when-issued securities; Interest rate contracts including
   (a) National value of interest rate swaps, (b) Futures and forward contracts, (c) Option contracts; Other off-balance sheet liabilities.